        Exhibit (10)S
Amendment
to
Target Corporation Deferred Compensation Trust Agreement
(As Amended and Restated Effective January 1, 2009)

This Amendment, dated December 18, 2020 (the “Amendment”), is made to the Target Corporation Deferred Compensation Trust Agreement (As Amended and Restated Effective January 1, 2009 and as amended, restated, supplemented, modified and otherwise in effect from time to time, the “Trust Agreement”) by and between Target Corporation, a Minnesota corporation (the “Company”) and State Street Bank and Trust Company (the “Trustee”).
WHEREAS, the Company desires to amend certain provisions in the Trust Agreement to clarify that the Trustee shall not have investment discretion or responsibilities over the Trust following a change of control.
NOW, THEREFORE, the parties hereby amend the Trust Agreement, as follows:

1.Section 5 (c) is amended in its entirety and replaced with the following:

“Trustee shall hold, manage, invest and otherwise administer the Trust pursuant to the terms of this Agreement. The Trustee shall be responsible only for contributions actually received by it hereunder. The amount of each contribution made by the Employers to the Trust shall be determined in the sole discretion of the Executive Committee or other persons allocated that responsibility herein, and Trustee shall have no duty or responsibility with respect thereto. Except as otherwise specifically agreed to by Trustee, Trustee shall not be responsible for the administration of any Plan (including without limitation the determination of Plan participation rights of employees of the Employers and the determination of benefits of the participants in any Plan). Except to the extent that Trustee has otherwise specifically agreed in writing, Trustee shall not be responsible, directly or indirectly, for the investment or reinvestment of the assets of the Trust, which investment and reinvestment shall be the sole responsibility of Company. Upon a Change in Control, the Company shall identify the entity or individuals who will have discretion over the Trust and take on the responsibilities of the Company as described in this Agreement. If such identification is not made within thirty (30) days of the Change in Control, the Trustee shall resign and the Company shall designate a successor trustee to take over responsibilities of the Trust after such Change in Control. For the avoidance of doubt, the Trustee shall not have any discretion over the Trust or take on the responsibilities of the Company during such thirty (30) day period. Prior to Change of Control, and unless Company and Trustee have mutually agreed in a separate writing that Trustee shall have and exercise investment discretion, in either case with respect to all or a portion of the assets of the Trust, Company shall have complete discretion with respect to the investment of such assets at all times, and shall direct Trustee accordingly.”

2.Section 10 (c) is amended in its entirety and replaced with the following:

“Notwithstanding subsection (b), upon a Change of Control, Trustee may not be removed by Company for three years, provided however, if within thirty (30) days the Company does not identify the entity or individuals who will have discretion over the Trust and take on the responsibilities of the Company, the Trustee shall resign and the Company shall designate a successor trustee, pursuant to section 5 (c) herein.”

3.Except as specifically amended hereby, all other terms and conditions of the Trust Agreement shall remain in full force and effect.

4.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers this     18th     day of     December    , 2020.

COMPANY By /s/ Melissa Kremer Name: Melissa Kremer Title: EVP & CHRO	TRUSTEE By/s/ Jason Landry Name:Jason Landry Title: Vice President